Exhibit 10.1

AGREEMENT
OF
TERMINATION AND RELEASE

AGREEMENT OF TERMINATION AND RELEASE, made this 30th day of June 2006 (the “Agreement”), by and between Xenomics, Inc. (“Xenomics, Inc.”),  Xenomics, a California corporation (“Xenomics” and together with Xenomics, Inc., the “Company”),  L. David Tomei, Samuil Umansky, Hovsep Melkonyan, Kathryn P. Wilkie and Anatoly V. Lichtenstein (collectively, the “Shareholders”). The Company and the Shareholders collectively shall be referred to as the “Parties.”

WHEREAS, the Parties hereto entered into a Technology Acquisition Agreement dated June 24, 2004 (the “Technology Acquisition Agreement”), which, among other things, contains certain rights, obligations, and duties of the Parties; and

WHEREAS, the Parties desire to mutually terminate the Technology Acquisition Agreement;

WHEREAS, each of the Parties desires to release each of the other Parties from any and all claims in connection with or relating to the Technology Acquisition Agreement;

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable considerations hereinafter contained, the Parties agree as follows:

1.                                       Recitals. The above recitals are incorporated into this Agreement.

2.                                      Mutual Termination of the Technology Acquisition Agreement. The Technology Acquisition Agreement is hereby terminated so as to be rendered null and void and of no further force and effect, and the Parties (and their assignees) are hereby relieved of all of their respective obligations thereunder.

3.                                       Mutual Release. The Company (and its past, present and future officers, directors, employees, servants, agents, representatives, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them) hereby release each of the other Parties (and their past, present and future officers, directors, employees, servants, agents, representatives, attorneys, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them) from any and all claims, demands, damages, actions, causes of action or suits at law or in equity of whatever kind or nature, liabilities, verdicts, debts, judgments, liens and injuries, whether based upon the Technology Acquisition Agreement or any other legal or equitable theory of recovery, known or unknown, past, present or future, suspected to exist or not suspected to exist, anticipated or not anticipated, which have arisen or are now arising or hereafter may arise, whether presently asserted or not, in connection with or relating to the Technology Acquisition Agreement (including, but not limited to, the performance rendered or not rendered thereunder).

4.                                       Mutual Consent. The Parties hereto, and each of them, do hereby: (i) acknowledge that they have reviewed or caused to be reviewed the Technology Acquisition Agreement; (ii) acknowledge that they have reviewed or caused to be reviewed this Agreement; (iii) unconditionally consent to the termination of the Technology Acquisition Agreement (and the consummation of the transactions contemplated thereby) by the Company; and (iv) unconditionally consent to the release of any and all claims as described in Section 3.

5.                                       Merger. All understandings and agreements heretofore had between the Parties, except as set forth herein, are null and voice and of no force and effect.

6.                                       Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

7.                                       Governing Law. This Agreement shall be interpreted and the rights and liabilities of the Parties determined in accordance with the laws of the State of New York, excluding its conflict of laws rules.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement of Termination and Release as of the day and year first written above.

XENOMICS, INC.

By:	/s/ L. David Tomei
Name: L. David Tomei
Title: Chief Executive Officer

XENOMICS

By:	/s/ Samuil Umansky
Name: Samuil Umansky
Title: President

/s/ L. David Tomei
L. David Tomei

/s/ Samuil Umansky
Samuil Umansky

/s/ Hovsep Melkonyan
Hovsep S. Melkonyan

/s/ Anatoly Lichtenstein
Anatoly V. Lichtenstein

/s/ Kathryn Wilkie
Kathryn P. Wilkie